SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2003

SEARS ROEBUCK ACCEPTANCE CORP.
 (Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)
1-4040 (Commission File Number)	51-0080535 (IRS Employer Identification No.)

3711 Kennett Pike, Greenville, Delaware (Address of principal executive offices)	19807 (Zip Code)

(302) 434-3112

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Item 5.	Other Events.

On April 23, 2003, Sears Roebuck Acceptance Corp. and Sears, Roebuck and Co. executed a Selling Agent Agreement with Banc of America Securities LLC, Incapital LLC, A.G. Edwards & Sons, Inc., Bear, Stearns and Co. Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., McDonald Investments Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated, RBC Dain Rauscher Inc., UBS PaineWebber Inc, U.S. Bancorp Piper Jaffray Inc. and Wachovia Securities, Inc.., relating to $3,000,000,000 aggregate principal amount of its Sears Roebuck Acceptance Corp. InterNotes® (the "Notes"). The Notes will constitute a series of unsecured senior debt securities to be issued pursuant to the Indenture dated as of October 1, 2002, between the Sears Roebuck Acceptance Corp. and BNY Midwest Trust Company, as trustee, to be sold from time to time pursuant to the Selling Agent Agreement.

Item 7.	Financial Statements and Exhibits

See Exhibit Index incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS ROEBUCK ACCEPTANCE CORP. By:/s/ Keith E. Trost Keith E. Trost President

Date: April 25, 2003

EXHIBIT INDEX
Exhibit Number	Description

1	Selling Agent Agreement, dated April 23, 2003, among Sears Roebuck Acceptance Corp., Sears, Roebuck and Co. and the Agents named therein.

4	Form of Note.

5	Opinion of Steven M. Cook dated April 23, 2003, relating to the validity of $3,000,000,000 aggregate principal amount of Sears Roebuck Acceptance Corp. InterNotes®.

8	Opinion of Mayer, Brown Rowe & Maw as to certain federal income tax matters.

23(a)	Consent of Steven M. Cook (included in Exhibit 5).

23(b)	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 8).

4